SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934


Filed by the Registrant [X]
Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ] Preliminary Proxy Statement
[ ] Confidential, for Use of the Commission Only (as permitted by Rule
    14a-6(e)(2))
[X] Definitive Proxy Statement
[ ] Definitive Additional Materials
[ ] Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                            TRANSMEDIA NETWORK INC.
               (Name of Registrant as Specified in Its Charter)

Payment of filing fee (Check the appropriate box):

[X] No fee required.
[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
  (1) Title of each class of securities to which transaction applies:
  (2) Aggregate number of securities to which transaction applies:
  (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):
  (4) Proposed maximum aggregate value of transaction:
  (5) Total fee paid:

[ ] Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
  (1) Amount Previously Paid:
  (2) Form, Schedule or Registration Statement No.:
  (3) Filing Party:
  (4) Date Filed:

                            TRANSMEDIA NETWORK INC.
                           11900 BISCAYNE BOULEVARD
                              MIAMI, FLORIDA 33181

                               ----------------
                   NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                          TO BE HELD ON JUNE 10, 1997
                               ----------------

To the Stockholders
of Transmedia Network Inc.:

     The 1997 Annual Meeting of Stockholders (the "Annual Meeting") of Transmedia Network Inc. (the "Company") will be held at The Helmsley Hotel, 212 East 42nd Street, New York, New York 10017 (between 2nd and 3rd Avenues) Turtle Bay Room, on Tuesday, June 10, 1997 at 10:00 a.m., New York time, for the following purposes:

   (1) to elect Directors; and

   (2) to transact such other business as may properly come before the meeting or any adjournments or postponements thereof.

     Provision is made on the enclosed proxy card for your direction as to the matters set forth as Items (1) and (2) above. Further information concerning these matters is set forth in the accompanying Proxy Statement.

     Holders of record of the Company's Common Stock at the close of business on May 5, 1997 are entitled to receive notice of and to vote at the Annual Meeting and at any postponement or adjournment thereof.

IT IS IMPORTANT THAT YOUR SHARES BE REPRESENTED AT THE ANNUAL MEETING WHETHER OR NOT YOU ARE PERSONALLY ABLE TO ATTEND. STOCKHOLDERS WHO DO NOT EXPECT TO ATTEND THE MEETING IN PERSON ARE URGED TO PLEASE SIGN AND DATE THE ACCOMPANYING PROXY AND MAIL IT PROMPTLY IN THE ENCLOSED ENVELOPE. THIS WILL ENSURE THAT YOUR SHARES ARE VOTED IN ACCORDANCE WITH YOUR WISHES AND THAT A QUORUM WILL BE PRESENT AT THE ANNUAL MEETING.

                                        By Order of the Board of Directors,


                                        KATHRYN M. FERARA
                                        Secretary

Miami, Florida
May 7, 1997

                           TRANSMEDIA NETWORK, INC.
                           11900 BISCAYNE BOULEVARD
                              MIAMI, FLORIDA 33181

                               ----------------
                      1997 ANNUAL MEETING OF STOCKHOLDERS
                               ----------------

                                PROXY STATEMENT

                                 SOLICITATION

     This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of Transmedia Network Inc., for use at the 1997 Annual Meeting of Stockholders (the "Annual Meeting") to be held at The Helmsley Hotel, 212 East 42nd Street, New York, New York 10017 (between 2nd and 3rd Avenues) Turtle Bay Room, on Tuesday, June 10, 1997 at 10:00 a.m., New York time, and any postponements or adjournments thereof. This Proxy Statement and the enclosed proxy are being sent to stockholders commencing on or about May 9, 1997. The principal executive offices of the Company are located at 11900 Biscayne Boulevard, Miami, Florida 33181.

     Solicitation will be primarily by mail but may also be made by personal interview, by telephone, by telegram, or by telecopier, in each case by officers and employees of the Company who will not be additionally compensated therefor. The Company will request persons such as brokers and other custodians, nominees and fiduciaries, holding stock in their names for others, or holding stock for others who have the right to give voting instructions, to forward proxy material to their principals and request authority for the execution of the proxy. The total cost of soliciting proxies will be borne by the Company.

                                    VOTING

     Only holders of record of common stock (the "Common Stock"), par value $.02 per share, of the Company at the close of business of May 5, 1997, the record date, will be entitled to vote at the meeting. On the record date, there were 10,189,955 shares of Common Stock outstanding, and each holder of such shares will be entitled to one vote at the meeting for each share registered in his name. Holders of Common Stock are not entitled to cumulate their votes on any matter to be considered at the meeting. The presence at the meeting, in person or by proxy, of the holders of a majority of the total number of shares of Common Stock outstanding on the record date constitutes a quorum for the transaction of business at the meeting.

     All properly executed proxies delivered pursuant to this solicitation and not revoked will be voted at the Annual Meeting in accordance with the directions given. Regarding the election of Directors to serve until the annual meeting of stockholders in 2000, in voting by proxy, stockholders may vote in favor of both nominees or withhold their votes as to both nominees or withhold their votes as to a specific nominee.

     A stockholder who submits a proxy may revoke it at any time prior to the voting of the proxy by written notice to the Secretary of the Company or by attending the meeting and voting his shares in person.

     After the initial mailing of this Proxy Statement, proxies may be solicited by telephone, telegram, telecopier or personally by directors, officers and other employees of the Company (who will not receive any additional compensation therefor). All expenses with respect to this solicitation of proxies, including printing and postage costs will be paid by the Company. Arrangements will be made with brokers and other custodians, nominees and fiduciaries to send proxies and the proxy material to their principals, and the Company will, upon request, reimburse them for their reasonable expenses in doing so. The Company may engage an outside proxy soliciting firm to assist in the solicitation of proxies. The Company will pay reasonable fees and out-of-pocket costs and expenses if it elects to engage such a firm.

                       ITEM NO. 1-ELECTION OF DIRECTORS

     The Board of Directors is divided into three classes, with one class standing for election each year for a three-year term. The Board has nominated Herbert M. Gardner, and Barry S. Kaplan for reelection as directors, each to hold office until the Annual Meeting of Stockholders in 2000 and until his respective successor is duly elected and qualified.

     Should any one or both of these nominees become unable to serve for any reason, or will not serve, which is not anticipated, the Board of Directors may, unless the Board by resolution provides for a lesser number of Directors, designate a substitute nominee or nominees, in which event the persons named in the enclosed proxy will vote proxies that would otherwise be voted for all named nominees for the election of such substitute nominee or nominees.

RECOMMENDATION OF THE BOARD OF DIRECTORS CONCERNING THE ELECTION OF DIRECTORS

     The Board of Directors of the Company recommends a vote FOR Herbert M. Gardner, and Barry S. Kaplan as Directors to hold office until the Annual Meeting of Stockholders in 2000 and until their respective successors are duly elected and qualified. Proxies received by the Board of Directors will be so voted unless stockholders specify in their proxy a contrary choice.

                             NOMINEES FOR ELECTION

                                                                                  DIRECTOR      TERM TO
NOMINEE                 AGE         POSITION AND/OR PRINCIPAL OCCUPATION           SINCE        EXPIRE
--------------------   ------   ----------------------------------------------   -----------   ---------
Herbert M. Gardner      57       Senior Vice President,                           1983          2000
                                 Janney Montgomery Scott Inc.

Barry S. Kaplan         38       Vice President of the Company and                1996          2000
                                 President of Transmedia Service Company Inc.

                             CONTINUING DIRECTORS

                                                                            DIRECTOR      TERM TO
NOMINEE                 AGE      POSITION AND/OR PRINCIPAL OCCUPATION        SINCE        EXPIRE
--------------------   ------   ----------------------------------------   -----------   ---------
Jack Africk             68       Chairman of the Board                      1992          1999
                                 Evolution Consulting Group, Inc.

Irwin Hochberg          68       Senior Partner and President,              1987          1999
                                 Bloom Hochberg & Co., P.C.

Henry Seiden            68       Chairman and Chief Executive Officer,      1988          1999
                                 The Seiden Group Inc.

James M. Callaghan      57       Vice President of the Company              1991          1998

Melvin Chasen           68       Chairman of the Board, President and       1984          1998
                                 Chief Executive Officer of the Company

BUSINESS EXPERIENCE

     Mr. Gardner, a director of the Company since 1983, has been employed as a Senior Vice President of Janney Montgomery Scott Inc., an investment banking firm, for more than five years. He was a director of two predecessors of the Company from 1983 through 1987. Mr. Gardner is a director of

Shelter Components Corporation, a supplier to the manufactured housing industry, and Nu Horizons Electronics Corp., an electronics components distributor. He is Chairman of the Board of Supreme Industries, Inc., a company which manufactures specialized truck bodies and shuttle buses. Mr. Gardner is also a director of The Western Systems Corp. (formerly, The Western Transmedia Company Inc.), which was the Company's franchisee in California, Oregon, Washington and parts of Nevada until January 1997, a director of TGC Industries, Inc., a company in the geophysical services industry, a director of Hirsch International Corp., an importer of computerized embroidery machines, a developer of embroidery machine application software and a provider of other services to the embroidery industry, and a director of Chase Packaging, an agricultural packaging products company.

     Mr. Kaplan, who was elected a director of the Company in 1996, has served as Vice President of the Company and President of Transmedia Service Company Inc., a subsidiary, since July 1995. From 1986 until joining the Company, he served in various positions including as Executive Vice President and Chief Operating Officer of Liberty Travel, Inc., a chain of full-service travel agencies.

     Mr. Africk, who was elected a director of the Company in 1992, is the Chairman of the Board of Evolution Consulting Group, Inc., Boca Raton, Florida. From 1993 to 1995, he was Vice Chairman of the Board of Duty Free International, Inc., and is currently a director of that company. Until June 1993, Mr. Africk was Vice Chairman of UST, Inc. and President and Chief Executive Officer of its subsidiary, United States Tobacco Company. He is also a director of Crown Central Petroleum Corporation and of Tanger Factory Outlet Centers.

     Mr. Hochberg, a director of the Company since 1987, served as a director of Transmedia Network Inc., a Colorado corporation ("Transmedia Colorado"), which was merged into the Company. He has been Senior Partner and President of Bloom Hochberg & Co., P.C., a firm of Certified Public Accountants, for more than seven years. He is also a director of Ampal-America Israel Corporation, a subsidiary of Bank Hapoalim, which finances industrial, financial, commercial and agricultural enterprises.

     Mr. Seiden, a director of the Company since 1988, is presently the Chairman and Chief Executive Officer of The Seiden Group Inc., an advertising consultant, and Vice Chairman of Jordan, McGrath, Case & Taylor Inc., an advertising agency. Mr. Seiden had been the Chairman of Ketchum Advertising, New York, an advertising agency which is a division of Ketchum Communications, Inc., from 1987 through 1991.

     Mr. Callaghan, a director of the Company since 1991, was elected Vice President of the Company and President of Transmedia Restaurant Company Inc., a subsidiary, in 1994. He joined the Company in 1989 and has served as its Executive Vice President, as Vice President, Sales and Marketing and as Treasurer.

     Mr. Chasen, who devotes all of his time to the affairs of the Company, has been a director and the Chairman of the Board, President and Chief Executive Officer of the Company since 1984. From 1984 through 1987, he was a director, Chairman of the Board, President and Chief Executive Officer of Transmedia Colorado. From its inception in 1983 until 1984, he was President and a director of Transmedia Network Inc., a private Delaware corporation engaged in the media barter business, which merged with Transmedia Colorado in 1984. Until March 1995, Mr. Chasen served as a director of The Western Transmedia Company, Inc., as a director of Transmedia Europe, Inc., the Company's European licensee, and as a director of Transmedia Asia Pacific, Inc., the Company's licensee for the Asia-Pacific rim region.

MEETINGS AND COMMITTEES OF BOARD OF DIRECTORS

     During the fiscal year ended September 30, 1996, the Compensation Committee of the Company consisted of Messrs. Africk, Gardner, Hochberg and Seiden. The Compensation Committee was charged with administering the Company's 1996 Long-Term Incentive Plan (the "1996 Plan"), reviewing the compensation of senior management and recommending to the Board of Directors such changes to the compensation of senior management, including changes to the Company's compensation plans and programs, as the Compensation Committee finds appropriate.

     The Audit Committee of the Company consists of Messrs. Africk and Hochberg. The Audit Committee is charged with recommending to the Board of Directors the engagement or discharge of independent public accountants; reviewing the plan and results of the auditing engagement with the Chief Financial Officer of the Company and the independent public accountants; and reviewing with the Chief Financial Officer of the Company the scope and nature of the Company's internal auditing system.

     During the fiscal year ended September 30, 1996, the Board of Directors held four meetings, the Compensation Committee held four meetings, and the Audit Committee held one meeting. Except for one director, A. Barry Merkin, who has resigned and has not been nominated for reelection, each director attended at least 75% of the aggregate number of meetings held by the Board and any committee on which he served.

COMPENSATION OF DIRECTORS

     The Company pays each director who is not a full-time employee an annual stipend of $10,000 in quarterly installments in arrears on January 1, April 1, July 1 and October 1 of each fiscal year, and an attendance fee of $1,000 for each meeting of the Board that the director attends. Full-time employees of the Company who also serve as directors do not receive compensation for attending board meetings. The Company also pays each member of the Audit Committee and Compensation Committee an attendance fee of $1,000 for each meeting of the respective committee attended by such member.

                             EXECUTIVE COMPENSATION

     The aggregate compensation paid or accrued by the Company during the fiscal years ended September 30, 1996, 1995 and 1994, to the Chief Executive Officer of the Company and to the four most highly compensated executive officers (other than the Chief Executive Officer) whose compensation in salary and bonus exceeded $100,000, is set forth in the following table.

                          SUMMARY COMPENSATION TABLE

                                                                            LONG-TERM
                                              ANNUAL COMPENSATION      COMPENSATION AWARDS
                                           -------------------------   -----------------------
                                                                       SECURITIES UNDERLYING
NAME AND PRINCIPAL POSITION       YEAR      SALARY        BONUS            OPTIONS (#)
------------------------------   -------   -----------   -----------   -----------------------
Melvin Chasen                     1996      $300,000      $216,100                    -
 Chairman of the Board,           1995       275,000       362,900               30,000
 President and Chief              1994       225,000       373,200               45,000
 Executive Officer

James M. Callaghan                1996       250,000        10,000                    -
 Vice President                   1995       180,000        16,400               15,000
                                  1994       170,000       142,257               22,500

Barry S. Kaplan                   1996       225,000             -               50,000
 Vice President                   1995        27,692             -               20,000
                                  1994             -             -                    -

David L. Weinberg                 1996       147,500        10,000                    -
 Vice President and Chief         1995       137,154        25,000               15,000
 Financial Officer                1994       115,346             -               22,500

Paul A. Ficalora                  1996       146,250        10,000                    -
 Executive Vice President of      1995       130,673        30,000               10,000
 Transmedia Restaurant            1994       109,942             -                    -
 Company Inc.

OPTIONS GRANTED

     The following table sets forth, as to the executive officers named in the Summary Compensation Table, with respect to the fiscal year ended September 30, 1996, information relating to the grants of stock options both outside and under the 1996 Plan.

                       OPTION GRANTS IN LAST FISCAL YEAR

                                                    INDIVIDUAL GRANTS
                  -------------------------------------------------------------------------------------
                                                                                                        POTENTIAL REALIZABLE
                                                                                                          VALUE AT ASSUMED
                                                      PERCENT OF                                          ANNUAL RATES OF
                                        NUMBER OF    TOTAL OPTIONS                                          STOCK PRICE
                                       SECURITIES     GRANTED TO                                            APPRECIATION
                                       UNDERLYING      EMPLOYEES     EXERCISE OF                            FOR OPTION TERM
                                         OPTIONS       IN FISCAL     BASE PRICE        EXPIRATION      ----------------------
NAME                 DATE OF GRANT       GRANTED         YEAR         ($/SH)(1)           DATE             5%         10%
----------------- ------------------- ------------- --------------- ------------- -------------------- ----------- ----------
Barry S. Kaplan     December 5, 1995        50,000           88.3%        $10.00     December 5, 2005    $314,447   $796,871

----------------
(1) All options were granted at 100% of the underlying Common Stock price on the date of grant.

EXERCISES AND VALUES OF OPTIONS

     The following table sets forth, as to the executive officers named in the Summary Compensation Table, with respect to the fiscal year ended September 30, 1996, information relating to the exercise and values of stock options under the 1996 Plan and outside of the 1996 Plan.

              AGGREGATED OPTION EXERCISES IN THE LAST FISCAL YEAR
                       AND FISCAL YEAR END OPTION VALUES

                                                       NUMBER OF SECURITIES UNDERLYING      VALUE OF UNEXERCISED IN-THE-
                                                             UNEXERCISED OPTIONS                  MONEY OPTIONS AT
                                                         HELD AT FISCAL YEAR-END (#)          FISCAL YEAR-END ($) (1)
                          SHARES          VALUE        --------------------------------   --------------------------------
                        AQUIRED ON       REALIZED
NAME                   EXERCISE (#)        ($)        EXERCISABLE       UNEXERCISABLE     EXERCISABLE      UNEXERCISABLE
--------------------   ---------------   ----------   --------------   ----------------   --------------   ---------------
Melvin Chasen                     -             -           232,500           45,000           $123,755             -
James M. Callaghan                -             -           124,687           30,937             77,347             -
Barry S. Kaplan                   -             -             5,000           65,000                  -             -
David L. Weinberg             7,593       $34,063            15,000           22,500                  -             -
Paul A. Ficalora                  -             -            31,188           11,437             31,406             -

----------------
(1) Based on the closing sale price of the Company's Common Stock on the New York Stock Exchange of $5.375 per share on September 30, 1996

EMPLOYMENT AGREEMENTS AND TERMINATION OF EMPLOYMENT.

     On November 15, 1996, the Company's Employment Agreement with Mr. Chasen was amended to: (i) extend the term of the Employment Agreement to cover the period commencing October 1, 1997 and ending September 30, 1999; (ii) provide Mr. Chasen with a base salary of $375,000 in fiscal year 1998, and $400,000 in fiscal year 1999; and (iii) provide Mr. Chasen with a bonus, not to exceed $700,000 for fiscal years 1998 and 1999, equivalent to 5% of pre-tax income for each of the fiscal years occurring during the term of the Employment Agreement. For the fiscal year ended September 30, 1997, Mr. Chasen will receive a base salary of $350,000 and a bonus, not to exceed $700,000, equivalent to 5% of pre-tax income. In the event of a sale of all or substantially all of the assets of the Company, or the sale of a control block of its shares, Mr. Chasen will have the right, within one year after such event, to continue his employment under the terms of the Employment Agreement or to resign and receive a payment of $1,000,000 without further obligation to the Company. The Company has agreed to maintain in force a $500,000 life insurance policy on Mr. Chasen during the term of the agreement. If Mr. Chasen becomes disabled during the employment term, he will receive his full compensation during the first six months of disability, and thereafter will be paid 75% of his salary for the remaining term of the agreement and a pro rata bonus only with respect to the portion of the fiscal year ending at the end of the first six months of disability. The Company may terminate the Employment Agreement for certain enumerated causes. The Employment Agreement restricts Mr. Chasen from competing against the Company for a two-year period following termination.

     The Company and Mr. Callaghan have amended his Employment Agreement: (i) to extend the term of the Employment Agreement to cover the period commencing October 1, 1997, and ending September 30, 1999; (ii) to provide Mr. Callaghan with an annual base salary of $300,000 in fiscal year 1997, $315,000 in fiscal year 1998 and $335,000 in fiscal year 1999; and (iii) to provide that he is eligible for a bonus of up to one-half of his salary during each year of the term of the Employment Agreement. The Company has agreed to maintain in force a $500,000 life insurance policy on Mr. Callaghan, with his estate listed as beneficiary during the term of the Employment Agreement, which will be transferred to Mr. Callaghan, without cost, at the end of the employment term (whether or not he becomes disabled during the term). If Mr. Callaghan becomes disabled during the employment term, he will receive his full compensation during the first six months of disability, and thereafter will be paid 75% of his salary for the remaining term of the agreement and pro rata bonus only with respect to the portion of the fiscal year ending at the end of the first six months of disability. The Company may terminate the Employment Agreement for certain enumerated causes. The Employment Agreement restricts Mr. Callaghan from competing against the Company for a two-year period following termination.

     The Company and Mr. Kaplan have amended his Employment Agreement to provide for (i) a term of employment covering the period commencing October 1, 1997, and ending September 30, 1999; (ii) an annual base salary of $280,000 in fiscal year 1997, $315,000 in fiscal year 1998 and $335,000 for fiscal year 1999; and (iii) his eligibility for an annual bonus of up to one-half of his base salary for each year of the term of the Employment Agreement. The Company has agreed to maintain in force a $500,000 life insurance policy on Mr. Kaplan, with his estate listed as beneficiary during the term of the Employment Agreement, which will be transferred to Mr. Kaplan, without cost, at the end of the employment term (whether or not he becomes disabled during the term). If Mr. Kaplan becomes disabled during the employment term, he will receive his full compensation during the first six months of disability, and thereafter will be paid 75% of his salary for the remaining term of the agreement and pro rata bonus only with respect to the portion of the fiscal year ending at the end of the first six months of disability. The Company may terminate the Employment Agreement for certain enumerated causes. The Employment Agreement restricts Mr Kaplan from competing against the Company for a two-year period following the termination of his employment.

     On November 15, 1996, the Company's Consulting Agreement with Mr. Chasen was amended to commence on the termination of his Employment Agreement and to continue for ten years thereafter. The agreement provides for: (i) compensation at an annual amount equal to 50% of the sum of the highest base salary and bonus received by him in any year under the Employment Agreement, discussed above, not to exceed in any one year during the term of the Consulting Agreement 10% of the Company's prior year's pre-tax income, but in any event not less than $100,000;
(ii) a commitment of five business days per month, with opportunity to devote more time without additional compensation at Mr. Chasen's option; (iii) possible continued Board Chairmanship, if desired by the Board of Directors; (iv) termination upon death or, after 10-days prior notice, disability; (v) continuation of certain office services and benefits; (vi) a suitable covenant not to compete for two years; and (vii) accelerated payment of consulting fees upon a change in control of the Company, at Mr. Chasen's option.

     The Company has a severance policy which provides selected officers and key employees of the Company, including Mr. Callaghan and Mr. Kaplan, a severance payment upon a change of control of the Company, in an amount equal to one year of salary (which shall be payable based on the current rate of base salary plus any bonus paid or payable for the immediately preceding fiscal year) for each year, or portion thereof, of service with the Company, up to a maximum of three years, if, within the two-year period following a change of control of the Company, the employment of such officer or key employee is terminated by the Company (other than for a conviction of a felony involving fraud committed against the Company) or such officer or key employee resigns for good reason, which includes, but is not limited to, reduction in his salary and transfer of his employment location.

BENEFIT PLANS

     The Company does not have a pension plan. For information with respect to options granted to executive officers of the Company under the 1996 Plan and outside of the 1996 Plan, see "Executive Compensation-Option Granted."

COMPLIANCE WITH REPORTING REQUIREMENTS

     The Company believes that, during the fiscal year ended September 30, 1996, all filing requirements under Section 16(a) of the Securities Exchange Act of 1934, as amended, applicable to its officers, directors and greater than ten percent stockholders were complied with on a timely basis.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION IN COMPENSATION DECISIONS

     For the fiscal year ended September 30, 1996, the Board of Directors had a Compensation Committee which performed the functions of a board compensation committee. No executive officers served on the Compensation Committee.

COMPENSATION REPORT OF THE COMPENSATION COMMITTEE BOARD OF DIRECTORS

     The Compensation Committee of the Board of Directors has furnished the following report on executive compensation:

     The Compensation Committee retained William M. Mercer, Incorporated ("Mercer") to evaluate the Company's current compensation program covering eleven top executives. As part of its analysis, Mercer was asked to determine competitive compensation levels for two open executive positions, Chief Operating Officer and the senior Management Information Systems Executive. Following the analysis, Mercer was asked to make recommendations to the Company's compensation program. The major steps in Mercer's study included (i) reviewing financial, organizational and compensation data provided by the Company, (ii) conducting interviews with the Company's and its subsidiaries' executive officers, (iii) analyzing competitive pay practices for which market data was available, (iv) determining competitive market compensation levels for all executive personnel positions, (v) preparing a draft report on the 1996 Plan, (v) meeting with the Chief Executive Officer to review such reports, and
(viii) preparing its final report. The Compensation Committee reviewed and approved Mercer's final report, which presented that firm's analysis and recommendations.

     Mercer concluded that the Company's base salaries and base salary increases were competitive and appropriate. The Compensation Committee recommended that the Company substitute the individual bonus arrangements which the Company has entered into with its executive officers and replace it with a uniform program which enables each officer to earn a bonus measured by a percentage of his base salary. The Company accordingly is implementing a new bonus program. The aggregate of all such bonuses may not exceed 35% of the sum of the base salaries of all such executive officers. Bonus awards would be based on an executive's level of responsibility, whether the executive achieves his individual performance goals and on the Company's overall performance. Bonus awards would be limited by the established 35% bonus "pool" which will permit the Company to budget bonus awards and provide a framework for allocating bonuses. The Company agreed with Mr. Callaghan and Mr. Kaplan to amend their respective Employment Contracts by extending their respective terms, increasing their base salaries and modifying their respective bonus provisions in accordance with this new policy.

     Mr. Chasen, the President and Chief Executive Officer of the Company, will not be covered by the new bonus plan. However, Mercer found that his compensation level is well within the range of reasonableness since Mr. Chasen is the founder of the Company, is primarily responsible for the Company's growth and his compensation was low relative to market levels during the Company's early years. The Committee concurs in this conclusion. Moreover, the Compensation Committee approved amendments to Mr. Chasen's Employment Agreement, including extending its term and increasing his base salary by $25,000 for each year of the extended term. By majority vote, the Compensation Committee also approved a three-year extension of the term of Mr. Chasen's Consulting Agreement.

     The Company's agreements with Messrs. Chasen, Callaghan and Kaplan are described above under the heading "Employment Agreements and Termination of Employment."

     The Compensation Committee, consistent with Mercer's recommendations, also recommended that the Company formalize the 1996 Plan by granting option shares to all employees who can affect the profitability of the Company.

     The members of the Compensation Committee in fiscal 1996 were Jack Africk, Herbert M. Gardner, Irwin Hochberg, and Henry Seiden.

PERFORMANCE ANALYSIS

     Set forth below is a line graph comparing the cumulative total return of the Company, the S&P 500 Index and the S&P Financial Index for the five fiscal years commencing October 1, 1991 and ended September 30, 1996.

                       STOCK PERFORMANCE GRAPH AND TABLE
                            COMPARISON OF FIVE-YEAR
            CUMULATIVE TOTAL RETURNS AMONG TRANSMEDIA NETWORK INC.,
                S&P COMPOSITE INDEX AND THE S&P FINANCIAL INDEX



COMPANY                            10/01/91      09/30/92      09/30/93      09/30/94      09/30/95      09/30/96
-------------------------------   -----------   -----------   -----------   -----------   -----------   ----------
Transmedia Network Inc.  ......        100           176           215           329           248          133
S&P Composite   ...............        100           108           118           119           151          177
S&P Financial Index   .........        100           114           152           136           187          229

        SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     The following table sets forth certain information regarding ownership of the Company's Common Stock as of April 15, 1997, by each person who is known by the Company to own beneficially more than 5% of its Common Stock. Except as otherwise specified, the named beneficial owner has sole voting and investment power with respect to the shares beneficially owned by him.

                                      AMOUNT OF
                                    COMMON STOCK          PERCENT OF
NAME AND ADDRESS                 BENEFICIALLY OWNED       CLASS
------------------------------   ---------------------   ------------
Melvin Chasen  ...............         1,100,914(1)         10.54%
 c/o Transmedia Network Inc.
 11900 Biscayne Boulevard
 Miami, Florida 33181

     The following table sets forth certain information regarding beneficial ownership of the Company's Common Stock as of April 15, 1997, by each director and nominee for director of the Company, the executive officers named in the Summary Compensation Table and the executive officers and directors as a group and includes options and warrants to purchase shares of Common Stock which will become exercisable by June 14, 1996. Except as otherwise indicated, each such stockholder has sole voting and investment power with respect to the shares beneficially owned by such stockholder.

                                 AMOUNT OF         OPTIONS AND
                                COMMON STOCK         WARRANTS
                                BENEFICIALLY       EXERCISABLE                              PERCENT OF
NAME AND ADDRESS                   OWNED          WITHIN 60 DAYS           TOTAL              CLASS
-----------------------------   ---------------   -----------------   -------------------   ------------
Melvin Chasen    ............         849,664            251,250             1,100,914(1)        10.54%
 c/o Transmedia Network Inc.
 11900 Biscayne Boulevard
 Miami, Florida 33181

James M. Callaghan  .........          85,662            134,062               219,724(2)         2.13%
 c/o Transmedia Network Inc.
 750 Lexington Avenue
 New York, New York 10022

Herbert M. Gardner  .........         297,661             54,467               352,128(3)         3.44%
 c/o Transmedia Network Inc.
 750 Lexington Avenue
 New York, New York 10022

Irwin Hochberg   ............          10,937             28,750                39,687(4)          .39%
 c/o Transmedia Network Inc.
 750 Lexington Avenue
 New York, New York 10022

Henry Seiden  ...............         139,280             28,750               168,030(5)         1.64%
 c/o Transmedia Network Inc.
 750 Lexington Avenue
 New York, New York 10022

Jack Africk   ...............          63,830             28,750                92,580(6)          .91%
 c/o Transmedia Network Inc.
 750 Lexington Avenue
 New York, New York 10022

                                            AMOUNT OF         OPTIONS AND
                                           COMMON STOCK         WARRANTS
                                           BENEFICIALLY       EXERCISABLE                            PERCENT OF
NAME AND ADDRESS                              OWNED          WITHIN 60 DAYS          TOTAL             CLASS
----------------------------------------   ---------------   -----------------   -----------------   ------------
Paul A. Ficalora   .....................          186,035            16,813             202,848(7)        1.99%
 c/o Transmedia Network Inc.
 750 Lexington Avenue
 New York, New York 10022

Barry S. Kaplan    .....................           22,800            17,500              40,300(8)         .40%
 c/o Transmedia Network Inc.
 11900 Biscayne Boulevard
 Miami, Florida 33181

Gregory R. Borges  .....................           18,625             7,563              26,188(9)         .26%
 c/o Transmedia Network Inc.
 11900 Biscayne Boulevard
 Miami, Florida 33181

Kathryn M. Ferara  .....................              657             4,282               4,939(10)        .05%
 c/o Transmedia Network Inc.
 11900 Biscayne Boulevard
 Miami, Florida 33181 ..................

All directors and executive officers as
 a group (12 persons) ..................        1,675,151           572,187           2,247,338          20.88%

----------------
 (1) Includes for Mr. Chasen (i) 139,600 shares owned by a family partnership for which Mr. Chasen exercises voting and investment authority, (ii) options to purchase 135,000 shares at a price of $4.8333 per share, which options were granted outside the 1987 Stock Option and Rights Plan (the "1987 Plan"), are exercisable and expire in May 2002, (iii) options to purchase 67,500 shares of Common Stock of the Company at an exercise price of $7.4445 per share, which options were granted outside the 1987 Plan, are exercisable and expire in September 1998, (iv) options to purchase 33,750 shares at a price of $15.00 per share, which options were granted under the 1987 Plan and expire in March 2004, and (v) options to purchase 15,000 shares at a price of $12.25 per share, which options were granted under the 1987 Plan, are exercisable and expire in March 2005. Does not include (i) options to purchase 46,250 shares, which were granted under the 1987 and 1996 Plans and are not exercisable within 60 days of April 15, 1997, (ii) 200,778 shares held by Iris Chasen, the wife of Mr. Chasen, or (iii) 81,000 shares held by Mr. Chasen's three adult children, as to all of which Mr. Chasen disclaims beneficial ownership.
 (2) Includes for Mr. Callaghan (i) 5,038 shares held in Mr. Callaghan's Individual Retirement Account, (ii) options to purchase 84,375 shares of Common Stock at an exercise price of $4.8333 per share, which options were granted under the 1987 Plan, are exercisable and expire in May 2002, (iii) options to purchase 25,312 shares at an exercise price of $7.4445 per share, which were granted under the 1987 Plan, are exercisable and expire in September 2003, (iv) options to purchase 16,875 shares at an exercise price of $15.00 per share, which options were granted under the 1987 Plan, are exercisable and expire in March 2004, and (v) options to purchase 7,500 shares at a price of $12.25 per share, which options were granted under the 1987 Plan, are exercisable and expire in March 2005. Does not include (i) options issued under the 1987 and 1996 Plans to purchase 36,562 shares, which are not exercisable within 60 days of April 15, 1997, or (ii) 5,724 shares held in the Individual Retirement Account of Mr. Callaghan's wife, as to all of which shares Mr. Callaghan disclaims beneficial ownership.
 (3) Includes for Mr. Gardner (i) 141,699 shares held by Herbert M. Gardner (Keogh), (ii) warrants to purchase 25,717 shares at a price of $4.56 per share, which warrants expire in June 1997, (iii) options to purchase 11,250 shares of Common Stock of the Company at an exercise price of $7.4445 per share, which options were granted outside the 1987 Plan and expire in September 1998, (iv) options to purchase 7,500 shares of Common Stock at an exercise price of $15.00 per share, which options were granted under the 1987 Plan and expire in March 2004, and (v) options to purchase 5,000 shares of Common Stock at an exercise price of $12.25 per share, which options were granted under the 1987 Plan and expire in March 2005 and (vi) options to purchase 5,000 shares of Common Stock at an exercise price of $7.875, which options were granted under the 1996 Plan and expire in March 2006. All of such options and warrants are presently exercisable. Does not include (i) 3,834 shares held by Mr. Gardner's wife individually or as custodian for their children as to which shares Mr. Gardner disclaims beneficial ownership.
 (4) Includes for Mr. Hochberg (i) options to purchase 11,250 shares of Common Stock of the Company at in exercise price of $7.4445 per share, which options were granted outside the 1987 Plan and expire in September 1998, and (ii) options to purchase 7,500 shares of Common Stock at an exercise price of $15.00 per share which options were granted under the 1987 Plan and expire in March 2004, and (iii) options to purchase 5,000 shares of Common Stock at an exercise price of $12.25 per share, which options were granted under the 1987 Plan and expire in March 2005. and (iv) options to purchase 5,000 shares of Common Stock at an exercise price of $7.875, which options were granted under the 1996 Plan and expire in March 2006. All of such options are presently exercisable. Does not include (i) 4,362 shares owned by Mrs. Hochberg and (ii) 10,500 shares owned by Mr. Hochberg's children and grandchildren, as to all of which Mr. Hochberg disclaims beneficial ownership.
 (5) Includes for Mr. Seiden (i) options to purchase 11,250 shares of Common Stock of the Company at an exercise price of $7.4445 per share, which options were granted outside the 1987 Plan and expire in September 1998,
     (ii) options to purchase 7,500 shares of Common Stock at an exercise price of $15.00 per share, which options were granted under the 1987 Plan and expire in March 2004, and (iii) options to purchase 5,000 shares of Common Stock at an exercise price of $12.25 per share, which options were granted under the 1987 Plan and expire in March 2005 and (vi) options to purchase 5,000 shares of Common Stock at an exercise price of $7.875, which options were granted under the 1996 Plan and expire in March 2006. All of such options are presently exercisable.
 (6) Includes for Mr. Africk (i) 63,830 shares owned by a family corporation for which Mr. Africk exercises voting and investment authority, (ii) options to purchase 11,250 shares of Common Stock of the Company at an exercise price of $7.4445 per share, which options were granted outside the 1987 Plan and expire in September 1998, and (iii) options to purchase 7,500 shares of Common Stock at an exercise price of $15.00 per share, which options were granted under the 1987 Plan and expire in March 2004 and (iv) options to purchase 5,000 shares of Common Stock at an exercise price of $12.25 per share, which options were granted under the 1987 Plan and expire in March 2005 and (vi) options to purchase 5,000 shares of Common Stock at an exercise price of $7.875, which options were granted under the 1996 Plan and expire in March 2006 . All of such options are presently exercisable.
 (7) Includes for Mr. Ficalora (i) options to purchase 11,813 shares at an exercise price of $7.4445 per share, which options were granted under the 1987 Plan and expire in September 2003, and (ii) options to purchase 5,000 shares at an exercise price of $12.25, which options were granted under the 1987 Plan and expire March 2005. Does not include (i) options to purchase 14,937 shares, which were granted under the 1987 and 1996 Plans and are not exercisable within 60 days of April 15, 1997, (ii) 6,075 shares held by Mrs. Ficalora, and (iii) 1,350 shares held by Mr. Ficalora's child, as to all of which shares Mr. Ficalora disclaims beneficial ownership.
 (8) Includes for Mr. Kaplan, (i) options to purchase 5,000 shares at an exercise price of $9.25 per share, which options were granted under the 1987 Plan and expire in August 2005, and (ii) options to purchase 12,500 shares at an exercise price of $10.00 per share, which options were granted under the 1987 Plan and expire in December 2005. Does not include options issued under the 1987 and 1996 Plans to purchase 67,500 shares, which are not exercisable within 60 days of April 15, 1997.
 (9) Includes for Mr. Borges (i) options to purchase 5,063 shares at an exercise price of $7.4445 per share, which options were granted under the 1987 Plan and expire in September 2003, and (ii) options to purchase 2,500 shares at an exercise price of $12.25 per share, which options were granted under the 1987 Plan and expire in March 2005. Does not include options to purchase 9,187 shares, which were granted under the 1987 and 1996 Plans and are not exercisable within 60 days of April 15, 1997.
(10) Includes for Ms. Ferara (i) options to purchase 1,750 shares at an exercise price of $7.4445 per share, which options were granted under the 1987 Plan and expire in September 2003 and (ii) options to purchase 2,532 shares at an exercise price of $12.25 per share, which options were granted under the 1987 Plan and expire in March 2005. Does not include options to purchase 7,593 shares, which were granted under the 1987 and 1996 Plans and are not exercisable within 60 days of April 15, 1997.

                CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     Because of the restatement of the Company's pre-tax earnings for the fiscal year ended September 30, 1996, the amount previously paid to Melvin Chasen, Chairman of the Board, President and Chief Executive Officer of the Company, as a bonus has been retroactively reduced. As a result, the Company has recorded a receivable from Mr. Chasen in the amount of $134,900. This amount will be credited against payment of his compensation and thereby repaid during this fiscal year.

                            INDEPENDENT ACCOUNTANTS

     KPMG Peat Marwick audited the Company's financial statements for the fiscal year ended September 30, 1996. As has been the prior practice, the Board of Directors will appoint an auditor for the current fiscal year prior to the commencement of the audit.

     A representative of KPMG Peat Marwick is expected to be present at the Annual Meeting and will be afforded an opportunity to make a statement and to respond to appropriate questions.

                                OTHER BUSINESS

     It is not intended to bring before the Annual Meeting any matters except the election of Directors. The management is not aware at this time that any other matters are to be presented for action. If, however, any other matters properly come before the meeting, the persons named as proxies in the enclosed form of proxy intend to vote in accordance with their judgment on the matters presented.

                           PROPOSALS OF STOCKHOLDERS

     Proposals, if any, of stockholders of the Company intended to be presented at the 1998 Annual Meeting of Stockholders must be received by the Company for inclusion in the appropriate proxy materials no later than September 28, 1997.

                                 OTHER MATTERS

     On written request, the Company will provide without charge to each record or beneficial holder of the Company's Common Stock as of May 5, 1996, a copy of the Company's Annual Report on Form 10-K for the year ended September 30, 1996, as filed with the Securities and Exchange Commission. Requests should be addressed to Mr. Stephen E. Lerch, Executive Vice President and Chief Financial Officer, Transmedia Network Inc., 11900 Biscayne Boulevard, Miami, Florida 33181.

                                        By Order of the Board of Directors,


                                        KATHRYN M. FERARA
                                        Secretary

Miami, Florida
May 7, 1997

                            TRANSMEDIA NETWORK INC.
                    PROXY FOR ANNUAL MEETING OF STOCKHOLDERS
                                 JUNE 10, 1997

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

     The undersigned hereby appoints Henry Seiden and Irwin Hochberg or either of them, attorneys' and proxies of the undersigned, for and in the name(s) of the undersigned, with power of substitution and revocation in each to vote any and all shares of Common Stock of Transmedia Network Inc. (the "Company") which the undersigned could do if personally present at the Annual Meeting of Stockholders of the Company to be held on Tuesday, June 10, 1997 at 10:00 a.m., New York time, and at any and all postponements or adjournments thereof, hereby revoking any prior proxies to vote said stock, upon the following items of business more fully described in the notice of and proxy statement for the Annual Meeting (receipt of which is hereby acknowledged);

     THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE "FOR" BOTH DIRECTOR NOMINEES LISTED BELOW.

1. Election of two Directors

 [ ] FOR the nominees listed below            [ ] WITHHOLD AUTHORITY to vote
     (except as marked to the contrary below)     for the nominees listed below

(INSTRUCTION: TO WITHHOLD AUTHORITY TO VOTE FOR EITHER INDIVIDUAL NOMINEE,
              STRIKE A LINE THROUGH THE NOMINEE'S NAME IN THE LIST BELOW.)

            Hebert M. Gardner                       Barry S. Kaplan

                          (Continued and to be signed on other side)

                          (Continued from other side)

     THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED "FOR" THE ELECTION OF THE DIRECTORS LISTED HEREIN.

                                                  Dated ________________ , 1997

                                                  (Please sign exactly as name
                                                  appears hereon. When signing
                                                  as attorney, executor,
                                                  administrator, trustee
                                                  guardian, or as an officer
                                                  signing for a corporation;
                                                  please give full title under
                                                  signature.)

                                                  PLEASE DATE, AND SIGN AND
                                                  RETURN PROMPTLY


                                                  -----------------------------
                                                           Signature

                                                  -----------------------------
                                                   Signature, if held jointly